Exhibit 99.1

Press Contact

Mark Plungy

Director, Global Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

Varian to Expand Interventional Oncology Portfolio with Purchase of Embolic Bead Assets

Company to acquire assets from Boston Scientific to expand embolic bead offering

PALO ALTO, Calif. — July 1, 2019 — Varian (NYSE: VAR) today announced it has signed an asset purchase agreement to acquire the Boston Scientific portfolio of drug-loadable microsphere and bland embolic bead products for treating arteriovenous malformations and hypervascular tumors. When completed, this acquisition, in combination with the recent acquisitions of Endocare and Alicon, will expand Varian’s portfolio of multidisciplinary integrated cancer care solutions.

Varian’s planned acquisition of the Boston Scientific portfolio of drug-loadable microsphere (Oncozene/Embozene Tandem) and bland embolic (Embozene) bead products will enable Varian to extend its new interventional oncology platform, and the Company will benefit from the products’ regulatory clearances in more than 35 countries worldwide.

“This acquisition from Boston Scientific will strengthen Varian’s growing position in the high-value interventional oncology segment and is consistent with our long-term strategy to become a global leader in multidisciplinary, integrated cancer solutions,” said Dow Wilson, president and chief executive officer of Varian. “We look forward to completing this acquisition and are excited to add these drug-loadable microsphere and bland embolic bead products to our portfolio to provide our clinical partners with expanded advanced treatment options.”

Varian will not acquire any of the Boston Scientific operations. While Varian implements a plan to manufacture and distribute these products, it will work with Boston Scientific under transition services agreements to ensure uninterrupted delivery to customers.

Transaction and Financial Details

Varian is financing the purchase price of $90 million using cash and proceeds from borrowings. The transaction, which is expected to close around August 2019, is subject to the satisfaction or waiver of customary closing conditions, including approval of the U.S. Federal Trade Commission and the closing of the proposed acquisition of BTG PLC by Boston Scientific Corporation.

The combined assets generated revenue of $21.2 million in calendar 2018. Varian expects this transaction to have an immaterial impact on fiscal year 2019 financial results, and the assets to be accretive to GAAP and Non-GAAP earnings per share in fiscal 2020.

Varian has provided more information regarding this asset purchase on its investor relations website by updating the presentation regarding its recent acquisitions in interventional oncology. To view the presentation, visit www.varian.com/investors.

About Varian

Varian is a leader in developing and delivering cancer care solutions and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 7,000 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward Looking Statement

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company's future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; changes in third-party reimbursement levels; new and potential future tariffs or a global trade war; demand for and delays in delivery of the company's products; the company's ability to develop, commercialize and deploy new products; the company's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the effect of adverse publicity; the company's ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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